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                                                                    EXHIBIT 99.1

                   [LETTERHEAD FOR REDDING BANK OF COMMERCE]

REDDING BANCORP (RDDB)
PRESS RELEASE

                                        FOR INFORMATION  CONTACT:
                                        RUSSELL L. DUCLOS,
                                        PRESIDENT & CEO
                                        PHONE (530) 224-7326, OR
                                        LINDA J. MILES, CHIEF FINANCIAL OFFICER
                                        PHONE (530) 224-7318
                                        WWW.REDDINGBANKOFCOMMERCE.COM


REDDING BANCORP PRESIDENT ANNOUNCES OPENING OF NEW FULL SERVICE OFFICE

FOR IMMEDIATE RELEASE:

Redding, California, July 12, 2000 -- RUSSELL L. DUCLOS, President & CEO of Redding Bancorp is pleased to announce the opening of Roseville Banking Center.

"Due to the success over the last twelve years with our loan production office in the Sacramento/Roseville area, a full service office was the next logical step. The Roseville area is experiencing strong growth and our Roseville Banking Center will be able to assist businesses by providing a full range of financial services to help them grow with the greater Roseville area." reported Duclos.

The office is located at 2400 Professional Drive, Suite 100, Roseville, California 95678.


                         www.rosevillebankingcenter.com